UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2005
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Alabama	0-20707	63-1098468
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(205) 250-8700
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
     On November 23, 2005, Colonial Realty Limited Partnership (“CRLP”), completed the sale and contribution of six of its regional malls to Marelda Retail Development LLC (the “Joint Venture”), a joint venture in which CRLP holds a 10% interest and Babcock & Brown GPT REIT Inc. holds a 90% interest. Babcock & Brown GPT REIT Inc. is a joint venture between The GPT Group, an Australian Stock Exchange (“ASX”) listed diversified property group and Babcock & Brown, an ASX listed global investment and advisory firm. The sale and contribution of the properties was completed pursuant to the terms of two Acquisition and Contribution Agreements and Joint Escrow Instructions, each dated September 16, 2005 by and among CRLP and the Joint Venture, each as amended (the “Contribution Agreements”).
     The foregoing description of the Contribution Agreements is qualified in its entirety by reference to the Contribution Agreements that are filed as Exhibits 2.1 and 2.2 attached hereto and are incorporated herein by reference.
     To finance the $362 million transaction, the Joint Venture placed approximately $284 million of secured debt on the assets. Simultaneous with this transaction, the Joint Venture placed additional secured debt of $38 million on the assets, which is expected to be used for redevelopment and re-leasing efforts. Net proceeds to CRLP totaled approximately $350 million.
     The malls that were contributed to the Joint Venture, representing a total of approximately 3.7 million square feet of retail shopping space, include Colonial Mall Myrtle Beach, in Myrtle Beach, SC; Colonial Mall Greenville, in Greenville, NC; Colonial Mall Bel Air, in Mobile, AL; Colonial Mall Valdosta, in Valdosta, GA; Colonial Mall Glynn Place, in Brunswick, GA; and Colonial University Village in Auburn, AL. A subsidiary of CRLP has contracted with the Joint Venture to retain management and leasing responsibilities for the malls.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information
     Unaudited pro forma condensed consolidated financial statements of CRLP are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(c)	Exhibits

Exhibit	Document
2.1	Acquisition and Contribution Agreement and Joint Escrow Instructions dated September 16, 2005 by and among Marelda Retail Development LLC and Colonial Realty Limited Partnership, and amendments thereto.

2.2	Acquisition and Contribution Agreement and Joint Escrow Instructions dated September 16, 2005 by and among Marelda Retail Development LLC and Colonial Realty Limited Partnership, and amendments thereto.

99.1	Unaudited pro forma condensed consolidated financial statements of CRLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

Date: November 30, 2005	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Document
2.1	Acquisition and Contribution Agreement and Joint Escrow Instructions dated September 16, 2005 by and among Marelda Retail Development LLC and Colonial Realty Limited Partnership, and amendments thereto.

2.2	Acquisition and Contribution Agreement and Joint Escrow Instructions dated September 16, 2005 by and among Marelda Retail Development LLC and Colonial Realty Limited Partnership, and amendments thereto.

99.1	Unaudited pro forma condensed consolidated financial statements of CRLP.